Exhibit 10.55

THIRD AMENDMENT TO THE PRIORITIZED LISTINGS SYNDICATION AGREEMENT

BETWEEN LOOKSMART, LTD. AND SEARCH 123 INC.

This Third Amendment (the “Third Amendment”) to the Prioritized Listings Syndication Agreement dated as of August 21, 2001 (as amended to date, the “Agreement”) is entered into as of June 24, 2005 by and between LookSmart, Ltd., a Delaware corporation, (“LookSmart”) and Search123, Inc., a California corporation (“Partner”).

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree that during the term of this Third Amendment, the Agreement (as amended) shall be amended as follows:

1.	The effective date of the Second Amendment (entered into on February 8, 2005) shall be November 4, 2004, for purposes of Sections 3.1 and 3.2 of the Agreement.

2.	All other terms of the Agreement not expressly modified herein shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Third Amendment as of the date set forth above. In the event of any conflict between the terms hereof and the terms of the Agreement, the terms hereof shall govern. This Third Amendment may be executed in counterparts, each of which may be an original or fax copy, and all of which together shall form one instrument.

LookSmart Ltd.		Search123, Inc.

By:	/s/ Bryan Everett	By:	/s/ James Beriker
Name: Bryan Everett		Name: James Beriker
Title: SVP, Sales		Title: GM, ValueClick Search